Exhibit (a)(1)(O)

TO: All RadiSys Employees Who Are Eligible for the RadiSys Stock Option
    Exchange Program

Yesterday, you received a memo from Glenn Splieth introducing the RadiSys Stock Option Exchange Program (the "Exchange Program"). In his memo, Glenn provided an overview of the Exchange Program and described the resources available to help you learn more about the program, including employee information meetings. This memo is a reminder that these meetings begin next week, and includes meeting dates and times for each office location.

Employee Information Meetings Calendar

Employee information meetings will be held as listed in the following table. Human Resources will present general information about the RadiSys Stock Option Plan, provide details about the Exchange Program, and answer questions that you may have.

-------------------------------------------------------------------------------------------------

Office Location            Date/Time                                            Meeting Room
-------------------------------------------------------------------------------------------------
Birmingham, UK             Mon. August 4, 2003, 3:30pm to 5:00pm (GMT)          Meeting Room 1
(Video-conference)

Boca Raton, FL             Wed. August 6, 2003, 12:00pm to 1:30pm (ET)          MultiPurpose Room
(Video-conference)         Wed. August 6, 2003, 2:30pm to 4:00pm (ET)           MultiPurpose Room
                           Thu. August 7, 2003, 12:00pm to 1:30pm (ET)          MultiPurpose Room
                           Thu. August 7, 2003, 2:30pm to 4:00pm (ET)           MultiPurpose Room
                           Fri. August 15, 2003, 12:00pm to 1:30pm (ET)         MultiPurpose Room

DesMoines, IA              Wed. August 6, 2003, 11:00am to 12:30pm (CT)         VonNeumann Room
(Video-conference)         Wed. August 6, 2003, 1:30pm to 3:00pm (CT)           VonNeumann Room
                           Thu. August 7, 2003, 11:00am to 12:30pm (CT)         VonNeumann Room
                           Thu. August 7, 2003, 1:30pm to 3:00pm (CT)           VonNeumann Room
                           Fri. August 15, 2003, 11:00am to 12:30pm (CT)        VonNeumann Room

Hillsboro, OR              Wed. August 6, 2003, 9:00am to 10:30am (PT)*         MultiPurpose Room
                           Wed. August 6, 2003, 11:30am to 1:00pm (PT) *        MultiPurpose Room
                           Wed. August 6, 2003, 2:00pm to 3:30pm (PT)           MultiPurpose Room
                           Thu. August 7, 2003, 9:00am to 10:30am (PT)*         MultiPurpose Room
                           Thu. August 7, 2003, 11:30am to 1:00pm (PT)*         MultiPurpose Room
                           Thu. August 7, 2003, 2:00pm to 3:30pm (PT)           MultiPurpose Room
                           Fri. August 15, 2003, 9:00am to 10:30am (PT)*        MultiPurpose Room
                           Fri. August 15, 2003, 11:30am to 1:00pm (PT)         MultiPurpose Room
                           Fri. August 15, 2003, 2:00pm to 3:30pm (PT)          MultiPurpose Room

* If you are not able to attend a meeting, you may join the meeting via tele-conference. Please dial 800-357-8703; the conference ID # is 2955883.

Munich, Germany            Mon., August 4, 2003; 4:30 - 6:00pm (GMT + 1)        N/A
Tele-conference: Please dial 770-325-4707; the conference ID # is 2955883.

Tokyo, Japan               Tue. August 5, 2003, 9:30am to 11:00am (local time)  Conference Room
(Translator provided; video-conference)
-------------------------------------------------------------------------------------------------

For More Information About the Exchange Program

Please refer to the two memos sent to you yesterday (by Glenn Splieth and Mellon Investor Services) to learn more about additional resources available to help you understand the Exchange Program.

Best Regards,

Marlene Barclay
Compensation/Benefits/HRIS Manager
Telephone: (503) 615-1351